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PURCHASE AGREEMENT

PURCHASE AGREEMENT (the “Agreement”), dated as of August 2, 2012, by and between SAUER ENERGY, INC., a Nevada corporation, (the “Company”), and ST. GEORGE INVESTMENTS, LLC, an Illinois limited liability company (the “Investor”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to Five Million Dollars ($5,000,000) of the Company's common stock, $0.0001 par value per share (the "Common Stock").  The shares of Common Stock to be purchased hereunder are referred to herein as the "Purchase Shares."

NOW, THEREFORE, the Company and the Investor hereby agree as follows:

1.       CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)

“Available Amount” means initially Five Million Dollars ($5,000,000) in the aggregate, which amount shall be reduced by the Draw Down Amount each time the Investor purchases shares of Common Stock pursuant to Section 2 hereof.

(b)

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(c)      “Closing Date” means with respect to a Closing the fifth (5th) Trading Day following the Put Notice Date related to such Closing or such earlier date as the Company and Investor shall agree, provided all conditions to such Closing have been satisfied on or before such Trading Day.

(d)

“Common Stock” means the common stock of the Company, $.0001 par value.

(e)

“Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as "Confidential," "Proprietary" or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Trading Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties.  Confidential Information shall not, however, include any information which: (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third

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party without a breach of such third party’s obligations of confidentiality; or (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession.

(f)

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(g)

“Draw Down  Amount” means, with respect to any particular purchase made hereunder, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.

(h)

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)

“Excluded Block Trades” shall mean block trades that exceed a number of shares valued at $25,000.

(j)

“Maturity Date” means the date that is thirty-six (36) months from the date of execution of this Agreement.

(k)        “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(l)

“Principal Market” means the OTC Bulletin Board; provided however, that in the event the Company’s Common Stock is ever listed or traded on the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE Amex, or successor to any of these national securities exchanges, than the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(m)    “Purchase Price” means ninety four percent (94%) of the three (3) lowest daily volume weighted average prices for the Common Stock as published by the Bloomberg Financial Markets during the fifteen (15) consecutive Trading Days ending on the Trading Day immediately preceding such Closing Date.

(n)     “Put Notice” shall mean an irrevocable written notice from the Company to the Investor directing the Investor to buy such Draw Down Amount of Purchase Shares as specified by the Company therein on the Closing Date.

(o)         “Put Notice Date” is the day that a Put Notice is deemed delivered which shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by Investor if such notice is received on or prior to 12:00 noon Chicago time or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon Chicago time on a Trading Day or at any time on a day which is not a Trading Day.

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(p)

“SEC” means the United States Securities and Exchange Commission.

(q)

“Securities Act” means the Securities Act of 1933, as amended.

(r)

“Settlement Date” means the first Trading Day following the Closing Date.

(s)

“Threshold  Price” means the price specified by the Company in the Put Notice below which no Purchase Shares may be sold, which price must be higher than  ninety four percent (94%) of the lowest daily volume weighted average price of the Company’s Common Stock for the ten (10) Trading Days prior to the Put Notice Date.

(t)

“Trading Day” means a day on which the Principal Market shall be open for business.

(u)      “Transfer Agent” means the transfer agent of the Company as set forth in Section 11(f) hereof or such other person who is then serving as the transfer agent for the Company in respect of the Common Stock.

2.  PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Investor, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a)

Purchase and Commencement of Regular Sales of Common Stock.  Upon the satisfaction of the conditions set forth in Sections 7 and 8 hereof (the “Commencement” and the date of satisfaction of such conditions the “Commencement Date”) and thereafter, the Company shall have the right but not the obligation to direct the Investor by its delivery to the Investor of a Put Notice from time to time to buy Purchase Shares (each such purchase a “Purchase”) in any amount up to the lower of (i) One Hundred Thousand Dollars ($100,000) or (ii) one hundred percent (100%) of the average daily dollar volume for the ten (10) Trading Days preceding the Put Notice Date, excluding any Excluded Block Trades (the “Purchase Amount”) at the Purchase Price on the Closing Date, which price shall not be less than the Threshold Price.  The Company may deliver multiple Put Notices to the Investor so long as at least five (5) Trading Days have passed since the most recent Closing Date.

(b)

Payment for Purchase Shares.   On or prior to each Closing Date, the Company shall deliver to the Investor all of the documents required to be delivered pursuant to Section 8 of this Agreement.  On the Settlement Date, the Company the Company shall use its commercially reasonable efforts to cause the Transfer Agent to electronically transmit, prior to the applicable Settlement  Date, the applicable Purchase Shares by crediting the account of the Investor's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system, and provide proof satisfactory to the Investor of such delivery  and the Investor shall pay to the escrow agent for delivery to the Company an amount equal to the Draw Down Amount with respect to such Purchase Shares as full payment for such Purchase Shares via wire transfer of immediately available funds within twenty-four (24) hours of evidence of credit to its account  of

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the Purchase Shares.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.  All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement.  Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Trading Day, the same shall instead be due on the next succeeding day that is a Trading Day.

 In addition, on or prior to each Closing Date, each of the Company and Investor shall deliver to each other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

         (c)       Threshold Price.   The Company and the Investor shall not effect any sales and purchases designated by the Company in its Put Notice under this Agreement on any Closing Date where the Purchase Price for any purchases of Purchase Shares would be less than the Threshold Price.  In the event that during the time between the Put Notice Date and the Closing Date, the closing bid price of the common stock of the Company on a Trading Day is below the Threshold Price set forth in the Put Notice, then for each such Trading Day the parties shall be under no obligation to purchase and sell one-fifth (1/5) of the Draw Down Amount specified in the Put Notice, and the Draw Down Amount shall be accordingly reduced by such amount.

(d)

Limitation On Investor’s Obligation.  In no event shall the Investor be required to purchase  an amount of Purchase Shares which when aggregated with all other shares of securities then owned by Investor beneficially or deemed beneficially owned by Investor, would result in Investor owning more than 9.99% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section, in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement, would own more than 9.99% of the Common Stock following such Closing Date.

(e)

Cover. If the Company fails for any reason to take or cause to be taken all steps necessary on the part of the Company to deliver the Purchase Shares on such Closing Date and the Investor purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Investor (the "Sold Shares"), which delivery the Investor anticipated to make using the Purchase Shares (a "Buy-In"), then the Company shall pay to such Investor, in addition to all other amounts contemplated in other provisions of this Agreement and all related documents, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) such Investor’s total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds

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(after brokerage commissions, if any) received by such Investor from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to such Investor in immediately available funds immediately upon demand by such Investor. By way of illustration and not in limitation of the foregoing, if such Investor purchases Covering Shares having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock that it sold for net proceeds of $10,000, the Buy-In Adjustment Amount that the Company will be required to pay to such Investor will be $1,000.

3.       INVESTOR'S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a)       Investment Purpose.  The Investor is acquiring the Purchase Shares, the Commitment Shares (as defined in Section 5(e) hereof) and the Fee Shares (as defined in Section 5(e) hereof)  (collectively “Securities”) as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell the Securities at any time pursuant to the registration statement described herein or otherwise in compliance with applicable federal and state securities laws and with respect to the Commitment Shares and Fee Shares, subject to Section 5(e) hereof).  The Investor is acquiring the Securities hereunder in the ordinary course of its business.

(b)      Accredited Investor Status.  The Investor is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

(c)     Reliance on Exemptions.  The Investor understands that the Securities may be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(d)     Information.  The Investor understands that its investment in the Securities involves a high degree of risk.  The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Securities.  Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend

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or affect the Investor's right to rely on the Company's representations and warranties contained in Section 4 below.  The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)     No Governmental Review.  The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)      Transfer or Sale.  The Investor understands that (i) the Securities may not be offered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the  Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(g)      Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(h)      Residency.  The Investor is a resident of the State of the State of Illinois.

(i)       No Short Selling.  The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) "short sale" (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock; provided, however, that the Investor may enter into any short exempt sale or any short sale or other hedging or similar arrangement it deems appropriate with respect to Purchase Shares after it receives a Put Notice with respect to such Purchase Shares so long as such sales or arrangements do not involve more than the number of such Purchase Shares specified in the Put Notice.

(j)       No General Solicitation.  Neither the Investor  nor any of its affiliates, nor any person acting on its or their behalf, has engaged in or is aware of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

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4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that as of the date hereof and as of the Commencement Date:

(a)      Organization and Qualification.  The Company and each of the Subsidiaries (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns 50% or more of the voting stock or capital stock or other similar equity interests) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor in default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “ Material Adverse Effect ”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.  The Company has no Subsidiaries except as set forth on Schedule 4(a).

(b)       Authorization; Enforcement; Validity.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement  and each of the other agreements entered into by the parties on the date hereof and the Commencement Date and attached hereto as exhibits to this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof; (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares and Fee Shares and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders; (iii) this Agreement has been, and each other Transaction Document shall be on the date hereof, the Commencement Date and the Closing Date, duly executed and delivered by the Company; and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.  The Board of Directors of the Company has

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approved the resolutions (the “Signing Resolutions”) substantially in the form as set forth as Exhibit C attached hereto to authorize this Agreement and the transactions contemplated hereby.  The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect.  The Company has delivered to the Investor a true and correct copy of a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors of the Company.  No other approvals or consents of the Company’s Board of Directors and/or shareholders is necessary under applicable laws and the Company’s Certificate of Incorporation and/or Bylaws to authorize the execution and delivery of this Agreement or any of the transactions contemplated hereby, including, but not limited to, the issuance of the Commitment Shares and Fee Shares and the issuance of the Purchase Shares.

(c)       Capitalization.  As of the date hereof, the authorized capital stock of the Company is set forth on Schedule 4(c).   Except as disclosed in Schedule 4(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement); (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.  The Company has furnished to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws"), and summaries of the terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto.

(d)          Issuance of Securities.  Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Purchase Shares, shall be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  The Commitment Shares and the Fee Shares have been duly authorized and, upon issuance in accordance with the terms hereof, the Commitment Shares and the Fee Shares shall be (i) validly issued, fully paid and non-assessable; (ii) free from all taxes, liens and charges with respect to

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the issue thereof; and (iii) 10,000,000 shares of Common Stock have been duly authorized and reserved for issuance upon purchase under this Agreement as Purchase Shares.

(e)     No Conflicts.  Except as disclosed in Schedule 4(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Purchase Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect.  Except as disclosed in Schedule 4(e), neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or By-laws or their organizational charter or by-laws, respectively.  Except as disclosed in Schedule 4(e), neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments which could not reasonably be expected to have a Material Adverse Effect.  The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  Except as specifically contemplated by this Agreement and as required under the Securities Act or applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof.  Except as disclosed in Schedule 4(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date.  Except as listed in Schedule 4(e), since one (1) year prior to the date hereof, the Company has not received nor delivered any notices or correspondence from or to the Principal Market.  The Principal Market has not commenced any delisting proceedings against the Company.

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(f)          SEC Documents; Financial Statements .  Except as disclosed in Schedule 4(f),   the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  Except as listed in Schedule 4(f), the Company has received no notices or correspondence from the SEC for the one (1) year preceding the date hereof.   The SEC has not commenced any enforcement proceedings against the Company or any of its subsidiaries.

(g)      Absence of Certain Changes.  Except as disclosed in Schedule 4(g), since the filing of the Company’s Form 10-Q for the period ended March 31, 2012, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries.  The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings.  .

(h)     Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect.  A description of each action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body which, as of the date of this Agreement, is pending or threatened in writing against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, is set forth in Schedule 4(h).

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(i)       Acknowledgment Regarding Investor's Status.  The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Securities.  The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j)      No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(k)     Intellectual Property Rights.   The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  Except as set forth on Schedule 4(k), none of the Company's material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement.  The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 4(k), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

(l)      Environmental Laws .  To the Company’s knowledge, the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three

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foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)       Title.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all liens, encumbrances and defects (“Liens”) and , except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.   Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(n)      Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

(o)

Regulatory Permits .  The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(p)      Tax Status.  The Company and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount

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claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(q)      Transactions With Affiliates.  Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)      Application of Takeover Protections.  The Company and its board of directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Investor's ownership of the Securities.

(s)      Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Company’s periodic reports and current reports filed under the Securities and Exchange Act of 1934, as amended.  The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

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(t)      Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law; or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(u)       DTC Eligible.  The Company through its transfer agent, does not currently participates in the Depository Trust Company Fast Automated Securities Transfer Program (“DTC FAST System”) however, it shall be a condition to the Investor’s obligation to purchase any Purchase Shares that the Company’s Common Stock can be transferred electronically to third parties via the DTC FAST System.

5.      COVENANTS.

(a)      Filing of Form 8-K and Registration Statement .  The Company agrees that it shall, within the time required under the Exchange Act file a Report on Form 8-K disclosing this Agreement and the transaction contemplated hereby.  The Company shall also file within thirty (30) days a new registration statement covering only the sale of the Purchase Shares, the Commitment Shares and the Fee Shares  in accordance with the terms of the Registration Rights Agreement between the Company and the Investor, dated as of the date hereof (“Registration Rights Agreement”).  The Company shall cause the registration statement to be declared effective within ninety (90) days of the date hereof.  Until the termination of this Agreement in accordance with the terms of Section 11 hereof, the Company shall use its best efforts to maintain the continuous effectiveness of the Registration Statement under the Securities Act. Any securities issuable under this Agreement that have not been registered under the Securities Act shall bear the following restrictive legend (the “Restrictive Legend”):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

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(b)     Blue Sky. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify (i) the initial sale of the Purchase Shares, Commitment Shares and Fee Shares to the Investor under this Agreement and (ii) any subsequent resale of the Commitment Shares, Fee Shares and any Purchase Shares by the Investor, in each case, under applicable securities or "Blue Sky" laws of the states as required by the Registration Rights Agreement.

(c)      Listing/DTC.  The Company shall promptly secure the listing of all of the Purchase Shares, Commitment Shares and Fee Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such securities from time to time issuable under the terms of the Transaction Documents.  The Company shall maintain the Common Stock's authorization for quotation on the Principal Market.  Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.  The Company shall promptly, and in no event later than the following Trading Day, provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.  The Company shall use commercially reasonable efforts to ensure that its Common Stock can be transferred electronically via the DTC FAST System.

(d)      Limitation on Short Sales and Hedging Transactions.  The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) "short sale" (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(e)      Issuance of Commitment Shares.  Immediately upon the execution of this Agreement, the Company shall issue to the Investor as consideration for the Investor entering into this Agreement a number of shares of restricted Common Stock (the “Commitment Shares”) having a value equal to $100,000 (which represents two percent (2%) of the initial Available Amount) and a number of shares of restricted Common Stock (the “Fee Shares”) having a value equal to $20,000, in each case based upon a deemed valuation equal to 94% of the volume weighted average price of the Common Stock on the five days preceding the execution of this Agreement and shall deliver to the Transfer Agent a letter in the form as set forth as Exhibit E attached hereto with respect to the issuance of the  Commitment Shares and Fee Shares.   The   Commitment Shares and Fee Shares shall be issued in certificated form and shall bear the Restrictive Legend and shall be included in the registration statement in accordance with the terms of the Registration Rights Agreement. The Commitment Shares and Fee Shares shall be fully earned as of the Commencement Date.

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(f)     Due Diligence.  The  Investor shall have the right, from time to time as the Investor may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours.  The Company and its officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor's due diligence of the Company.  Each party hereto agrees not to disclose any Confidential Information of the other party to any third party except to those employees and financial, legal and accounting advisors (the persons to whom such disclosure is permissible being collectively called “Representatives”) of the receiving party who are required to have the information in order to evaluate or engage in discussions concerning the contemplated business opportunity   and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby.  Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The Company confirms that neither it nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or prospectus supplements thereto. In the event that the receiving party or its Representatives (the “Compelled Party”) become legally compelled to disclose any of the Confidential Information, the Compelled Party shall, to the extent permitted by law, provide the disclosing party with prompt written notice of such requirement sufficient to permit the disclosing party to seek a protective order or other appropriate remedy.  In the event that such protective order or remedy is not obtained, or that the disclosing party waives compliance with the provisions hereof, the Compelled Party shall disclose only such portion of Confidential Information which the Compelled Party is advised by written opinion of counsel is legally required and shall exercise its best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.  In any event, the Compelled Party shall not oppose any action by the disclosing party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

(g)     Purchase Records.  The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.

(h)      Taxes.   The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Investor made under this Agreement.

(i)      No Variable Rate Transactions.   From the date hereof until the Maturity Date unless all $5,000,000 has been sold to the Investor or the Investor defaults in any purchase obligation, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration (or a combination of units thereof) involving a Variable Rate Transaction other than in connection with an Exempt Issuance.  “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity

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securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.  “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or vendors of the Company approved by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose; (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities; and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, which acquisitions or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(j)

Investor’s Right of First Refusal.  For any private capital raising transaction of equity securities or securities convertible into equity securities, which close after the date hereof  and on or prior to the date which is thirty (30) days after the date of termination of this Agreement, the Company agrees to deliver to the Investor, at least ten (10) days prior to the closing of such transaction, written notice describing the proposed transaction, including the terms and conditions thereof, and providing the Investor and its affiliates an option during the ten (10) day period following delivery of such notice to purchase the securities being offered in such transaction on the same terms as contemplated by such transaction. This right shall not apply to any transaction involving issuances of securities to a company being acquired by the Company or in connection with disposition of a business or exercise of options or restricted stock plans for the benefit of Company employees or directors or the issuance of debt securities with no equity feature incurred solely for working capital purposes.

6.     TRANSFER AGENT INSTRUCTIONS.

The Company shall cause any restrictive legend on the Commitment Shares, Fee Shares and Purchase Shares to be removed, provided that a registration statement covering such shares is then effective.  The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, to issue Purchase Shares in the name of the Investor for the

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Purchase Shares (the "Irrevocable Transfer Agent Instructions").  The Company warrants to the Investor that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6, will be given by the Company to the Transfer Agent with respect to the Purchase Shares and that the Commitment Shares and the Purchase Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement.

7.	CONDITIONS TO THE COMPANY'S RIGHT TO COMMENCE SALES OF SHARES OF COMMON STOCK.

The right of the Company hereunder to commence sales of the Purchase Shares is subject to the satisfaction of each of the following conditions:

(a)       The Investor shall have executed each of the Transaction Documents and delivered the same to the Company; and

(b)           A registration statement covering the sale of all of the Commitment Shares, Fee Shares and Purchase Shares shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the registration statement shall be pending or threatened by the SEC.

8.	CONDITIONS TO THE INVESTOR'S OBLIGATION TO PURCHASE SHARES OF COMMON STOCK.

The obligation of the Investor to buy Purchase Shares (other than the Purchase Shares) under this Agreement is subject to the satisfaction of each of the following conditions:

(a)       The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;

(b)           The Company shall have issued to the Investor the Commitment Shares and Fee Shares;

(c)       The Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market;

(d)       The Investor shall have received the opinion(s) of the Company's legal counsel dated as of each Closing Date substantially in the form of Exhibit A attached hereto; provided such opinion(s) shall contain such assumptions, exceptions, limitations, qualifications and definitions as are customary under Nevada law for similar type transactions;

(e)        The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of each

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Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date and each Closing Date.  The Investor shall have received a certificate, executed by the Chief Executive Officer, President or Chief Financial Officer of the Company, dated as of each Closing Date, to the foregoing effect in the form attached hereto as Exhibit B;

(f)        The Board of Directors of the Company shall have adopted resolutions in the form attached hereto as Exhibit C which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date and each Closing Date;

(g)        The Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting purchases of Purchase Shares hereunder, 10,000,000 shares of Common Stock;

(h)        The Irrevocable Transfer Agent Instructions, in form acceptable to the Investor shall have been delivered to and acknowledged in writing by the Company and the Company's Transfer Agent;

(i)        The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of the Company in the State of Nevada issued by the Secretary of State of the State of Nevada as of a date within five (5) Trading  Days of each Closing Date the Commencement Date;

(j)     The Company shall have delivered to the Investor a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Nevada within five (5) Trading Days of each Closing Date;

(k)     The Company shall have delivered to the Investor a secretary's certificate executed by the Secretary of the Company, dated as of each Closing Date, in the form attached hereto as Exhibit D;

(l)       A registration statement covering the sale of all of the Purchase Shares, Fee Shares and Commitment Shares shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the registration statement shall be pending or threatened by the SEC.  The Company shall have prepared and delivered to the Investor a final and complete form of prospectus, dated and current as of the Commencement Date, to be used by the Investor in connection with any sales of any Commitment Shares, Fee Shares or any Purchase Shares, and to be filed by the Company one (1) Trading Day after the Commencement Date.  The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Commitment Shares, Fee Shares and Purchase Shares pursuant to this Agreement in compliance with such laws.  The Company shall have no knowledge of an event that is likely to have the effect of causing the registration statement to be suspended or otherwise ineffective;

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(m)

On each Closing Date, the number of Purchase Shares then to be purchased by Investor shall not exceed the number of such shares that, when aggregated with all other shares of securities then owned by Investor beneficially or deemed beneficially owned by Investor, would result in Investor owning more than 9.99% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section, in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement, would own more than 9.99% of the Common Stock following such Closing Date.

(n)

No Event of Default has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred;

(o)    On or prior to the Commencement Date, the Company shall have taken all necessary action, if any, and such other actions as are reasonably requested by the Investor, in order to render inapplicable any control share acquisition, business combination, shareholder rights plan or poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Commitment Shares and the Investor's ownership of the Securities and the Commitment Shares;

(p)      The Company shall have provided the Investor with the information requested by the Investor in connection with its due diligence requests made prior to, or in connection with, the Commencement and each Closing Date, in accordance with the terms of Section 5(f) hereof; and

(q)

There shall be no pending or threatened litigation against the Company that prohibits the transactions contemplated herein, no assertion by the Securities and Exchange Commission of a violation of Section 5 of the Securities Act and the Company shall have complied with all federal, state and local laws, rules and regulations in connection with the transactions contemplated herein.

(r)

On each Closing Date, the Company’s Common Stock can be transferred electronically to third parties via the DTC FAST System.

9.	INDEMNIFICATION.

In consideration of the Investor's execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, shareholders, officers, directors, employees and

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direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or  document contemplated hereby or thereby, other than with respect to Indemnified Liabilities which directly and primarily result from the gross negligence or willful misconduct of the Indemnitee.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  Payment under this indemnification shall be made within thirty (30) days from the date Investor makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by Investor shall be conclusive evidence, absent manifest error, of the amount due from the Company to Investor.

10.       EVENTS OF DEFAULT.

An "Event of Default" shall be deemed to have occurred at any time as any of the following events occurs:

(a)       the registration statement registering at least 10,000,000 Purchase Shares shall not have been filed with the SEC within thirty (30) days of the date hereof; the registration statement registering at least 10,000,000 Purchase Shares shall not have been declared effective by the SEC within ninety (90) days of the date hereof; effectiveness of a registration statement registering the Purchase Shares or Commitment Shares or Fee Shares lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Investor for sale of any or all of the Purchase Shares or Commitment Shares or Fee Shares, and such lapse or unavailability continues for a period of  thirty (30) consecutive Trading Days or for more than an aggregate of sixty (60) Trading Days in any 365-day period;

(b)        the suspension from trading or failure of the Common Stock to be listed  or quoted on the Principal Market for a period of three (3) consecutive Trading Days;

(c)        the delisting of the Company’s Common Stock from the Principal Market, provided, however, that the Common Stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market, or NYSE Amex (or successor national securities exchange);

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(d)       the failure for any reason by the Transfer Agent to issue Purchase Shares to the Investor  within two (2) Trading Days after the applicable the Closing Date which the Investor is entitled to receive;

(e)      the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Trading Days after notice to the Company;

(f)        if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law and the same is not discharged within 60 days;

(g)      if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(h)     a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property; or (C) orders the liquidation of the Company or any Subsidiary;

(i)     if at any time the Company is not eligible to transfer its Common Stock electronically via the DTC FAST System or another generally accepted electronic transfer system.;

(j)

 the failure of the Company to timely file with the SEC a report required to be filed by it with the SEC under the Exchange Act (including any extensions therefor); or

(k)

the failure of the Company to remain solvent after receipt of funds from the Investor. The Company shall be solvent if (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs, taking into account the particular capital requirements of the business conducted by the Company and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.

In addition to any other rights and remedies under applicable law and this Agreement, including the Investor termination rights under Section 11 hereof, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would

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become an Event of Default, has occurred and is continuing, or so long as the Purchase Price is below the Threshold Price, the Investor shall not be permitted or obligated to purchase any shares of Common Stock under this Agreement.  If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 10(f), 10(g) and 10(h) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person.  No such termination of this Agreement under Section 11(a) or 11(d) shall affect the Company's or the Investor's obligations under this Agreement with respect to pending purchases and the Company and the Investor shall complete their respective obligations with respect to any pending purchases under this Agreement.

11.    TERMINATION

This Agreement may be terminated only as follows:

(a)       By the Investor any time an Event of Default exists without any liability or payment to the Company.  However, if pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 10(f), 10(g) and 10(h) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person.  No such termination of this Agreement under this Section 11(a) shall affect the Company's or the Investor's obligations under this Agreement with respect to pending purchases and the Company and the Investor shall complete their respective obligations with respect to any pending purchases under this Agreement.

(b)       In the event that the Commencement shall not have occurred, the Company shall have the option to terminate this Agreement for any reason or for no reason without any liability whatsoever of any party to any other party under this Agreement.

(c)       In the event that the Commencement shall not have occurred on or before December 2, 2012, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Commencement, the non-breaching party shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party.

(d)        At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Investor electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement.  The Company Termination Notice shall not be effective until one (1) Trading Day after it has been received by the Investor.  No such termination of this Agreement under this Section 11(d) shall affect the

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Company's or the Investor's obligations under this Agreement with respect to pending purchases and the Company and the Investor shall complete their respective obligations with respect to any pending purchases under this Agreement.

(e)        This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement.

(f)        If by the Maturity Date for any reason or for no reason the full Available Amount under this Agreement has not been purchased as provided for in Section 2 of this Agreement, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement.

Except as set forth in Sections 11(a) (in respect of an Event of Default under Sections 10(f), 10(g) and 10(h)) and 11(f), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof.  The representations and warranties and covenants of the Company and the Investor contained in Sections 3, 4, 5, and 6 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections   10 and 11, shall survive the Commencement and any termination of this Agreement.  No termination of this Agreement shall affect the Company's or the Investor's rights or obligations (i) under the Registration Rights Agreement which shall survive any such termination or (ii) under this Agreement with respect to pending purchases and the Company and the Investor shall complete their respective obligations with respect to any pending purchases under this Agreement.

12.       MISCELLANEOUS.

(a)        Governing Law; Jurisdiction; Jury Trial.  The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its shareholders.  All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees

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that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.   EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)      Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature or a signature in a “.pdf” format data file.

(c)       Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)       Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)       Entire Agreement.  This  Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

(f)       Notices.  Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by email; or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and email for such communications shall be:

If to the Company:

Sauer Energy, Inc.

2326 Teller Road

Newbury Park, California 91320

Telephone: (888) 829-8748

Email: deiter@sauerenergy.com

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Attention: Dieter R. Sauer, Jr., Chief Executive Officer

With a copy to:

Frank J. Hariton, Esq.

1065 Dobbs Ferry Road

White Plains, New York 10607

Telephone; (914) 674-4373

Email: Hariton@sprynet.com

If to the Investor:

St. George Investments, LLC

303 East Wacker Drive, Suite 1200

Chicago, IL 60601

Telephone: 312-297-7001

Email:  jfife@chicagoventur.com

Attention:  John Fife, Chief Executive officer

With a copy to:

Leslie Marlow, Esq.

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Telephone; (516) -2223

Email: lmarlow@gracinmarlow.com

If to the Transfer Agent:

Holladay Stock Transfer, Inc.2939 North 67th PlaceScottsdale, AZ 85251Telephone:  480-481-3940Email: diane@holladay1.comAttention: Dianne Freidermann or at such other address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, or (B) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation.  The Investor may not assign its rights or obligations under this Agreement.

(h)       No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

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(i)      Publicity.  The Investor shall have the right to approve before issuance any press release, SEC filing or any other public disclosure made by or on behalf of the Company whatsoever with respect to, in any manner, the Investor, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations so long as the Company and its counsel consult with the Investor in connection with any such press release or other public disclosure at least two (2) Trading Days prior to its release.  The Investor must be provided with a copy thereof at least two (2) Trading Days prior to any release or use by the Company thereof.  The Company agrees and acknowledges that its failure to fully comply with this provision constitutes a material adverse effect on its ability to perform its obligations under this Agreement.

(j)       Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)      No Financial Advisor, Placement Agent, Broker or Finder.  The Company represents and warrants to the Investor that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby.  The Investor represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby.  The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder relating to or arising out of the transactions contemplated hereby.   The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

(l)        No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)      Remedies, Other Obligations, Breaches and Injunctive Relief.  The Investor’s remedies provided in this Agreement shall be cumulative and in addition to all other remedies available to the Investor under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Investor contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor's right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available

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remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(n)        Enforcement Costs.  If: (i) this Agreement is placed by the Investor in the hands of an attorney for enforcement or is enforced by the Investor through any legal proceeding; or (ii) an attorney is retained to represent the Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Investor in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to the Investor, as incurred by the Investor, all reasonable costs and expenses including attorneys' fees incurred in connection therewith, in addition to all other amounts due hereunder.

 (o)        Failure or Indulgence Not Waiver.  No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

*     *     *     *     *

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IN WITNESS WHEREOF, the Investor and the Company have caused this Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

SAUER ENERGY, INC.

By:
Name: Dieter R. Sauer, Jr. Title: Chief Executive Officer

INVESTOR:

ST. GEORGE IVESTMENTS, LLC

By:
Name: John Fife Title: Chief Executive Officer